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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):   December 31, 2001

                     Innes Street Financial Corporation
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             (Exact name of registrant as specified in its charter)


       North Carolina                  000-25179                56-2101799
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



                             401 West Innes Street
                         Salisbury, North Carolina 28144
                        --------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (704) 633-2341


                                      N/A
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         (Former name or former address, if changed since last report)
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Item 1.  Changes in Control of Registrant

     At the special meeting of the stockholders of Innes Street Financial Corporation, Salisbury, North Carolina (the "Registrant"), held on November 16, 2001, the stockholders of the Registrant approved the Agreement and Plan of Merger dated July 16, 2001 (the "Agreement") by and among the Registrant, its wholly owned savings bank subsidiary, Citizens Bank, Inc., and Gaston Federal Holdings, MHC, Gaston Federal Bancorp, Inc. ("Gaston"), Gaston Merger Subsidiary, Inc. and Gaston Federal Bank, all of which are headquartered in Gastonia, North Carolina. The terms of the Agreement provide that Gaston, through a series of transactions, will acquire directly or indirectly 100% ownership of the Registrant and Citizens Bank, Inc. (the "Acquisition") and that in connection with the Acquisition, each of the issued and outstanding shares of the Registrant's common stock would be converted into the right to receive a cash payment from Gaston of $18.50. The Acquisition became effective as of 4:00 p.m. on December 31, 2001. The Registrant's common stock, which is traded on the Nasdaq Small-Cap Market will be delisted in accordance with applicable rules and regulations of the Nasdaq Stock Market and the Securities and Exchange Commission.

     A copy of the press release announcing consummation of the Acquisition is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

     (99)(a) Press Release announcing the Acquisition, distributed December 31, 2001

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INNES STREET FINANCIAL CORPORATION


Date: December 31, 2001            By: /s/ Ronald E. Bostian
                                      -------------------------
                                   Ronald E. Bostian, President
                                   and Chief Executive Officer



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                                 EXHIBIT INDEX


 Exhibit No.                  Description
 -----------                  -----------

   (99)(a)          Press Release announcing the Acquisition, distributed
                    December 31, 2001


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